Exhibit 99.5

NEPHROS, INC.

UP TO 9,166,667 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE
RIGHTS TO SUBSCRIBE FOR SUCH SHARES

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder (the “Nominee Holder”) of rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (the “Shares”) of NEPHROS, INC. (the “Company”), pursuant to the rights offering described in the Company’s prospectus dated February 7, 2014 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer & Trust Company, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the Subscription Rights to subscribe for the number of Shares specified below pursuant to their subscription privilege as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby:

number of shares of common stock and/or Shares of
Common Stock Underlying a warrant owned	number of shares of Common Stock subscribed for
on record date	pursuant to the Subscription Privilege

Provide the following if applicable:
Name of Nominee Holder

By:		Depository Trust Company (“DTC”)
	Authorized Signature	Participant Number

Name:
Participant Name

By:
Name:
Title:

DTC Subscription Confirmation Numbers